Exhibit 4.1


NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE (THE "WARRANT") NOR THE SHARES ISSUABLE UPON EXERCISE OF THEREOF (THE "WARRANT SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. NEITHER THE WARRANT NOR THE WARRANT SHARES MAY BE OFFERED, SOLD, OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE, OR TRANSFER.

Certificate No. ____           Warrant to Purchase ______ Shares of Common Stock
                                                         (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                              FIRST IPSWICH BANCORP
                           Void after January 26, 2010

      THIS WARRANT certificate certifies that ________________________ (the "Holder") is the owner of a warrant (the "Warrant") entitling it at any time prior to the Expiration Date (as defined in Section 2 below) to purchase from First Ipswich Bancorp, a Massachusetts chartered bank holding company headquartered in Ipswich, Massachusetts (the "Company"), for a purchase price of $8.00 per share (the "Exercise Price"), _________ shares of common stock, par value $1.00 per share, of the Company (the "Common Stock" those shares, the "Warrant Shares"), the number of Warrant Shares and the Exercise Price being subject to adjustment as provided herein.

      1. Exercise of Warrant.

      (a) This Warrant is exercisable, at the option of the Holder, in whole or in part at any time after issuance and prior to the Expiration Date upon surrender of this warrant certificate to the Company, together with a duly completed Notice of Exercise in the form attached hereto as Annex A and payment to the Company, simultaneous with delivery of the completed Notice of Exercise, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares issuable upon exercise of the Warrant. The amount payable by the Holder on partial exercise is the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Notice of Exercise by the Exercise Price then in effect.

      (b) Upon exercise of this Warrant as aforesaid, the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on the date of exercise. As promptly as practicable on or after such date, the Company shall execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Warrant Shares for which this Warrant is being exercised, in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Company, at its expense, will issue to the Holder a new Warrant covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised, which new Warrant shall be identical to this Warrant except for the number of Warrant Shares issuable upon exercise thereof.

      (c) The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of this Warrant (or specified portions thereof), the Company, shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

      2. Expiration Date. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part at any time and from time to time from the date hereof until 5:00 p.m. Ipswich, Massachusetts time on January 26, 2010 (the "Expiration Date") and shall be void thereafter.

      3. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      4. No Rights as Stockholder. This Warrant does not confer upon the Holder, as such, any right whatsoever as a stockholder of the Company except as otherwise expressly provided herein.

      5. Registration and Transfer on Company Books. Subject to the provisions of Section 6, the Warrant may be transferred, in whole or in part, to any person, by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company. Prior to due presentment for registration of transfer of the Warrant, the Company may deem and treat the Holder as the absolute owner thereof, regardless of any notice to the contrary. Upon registration of transfer, the Company shall issue a new warrant certificate to the transferee and shall cancel the surrendered warrant certificate.

      6. Covenants and Conditions. The above provisions are subject to the following:

      (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

      The Holder and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Company Common Stock issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

      (b) The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefore, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times prior to the Expiration Date reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

      7. Investment Covenant. The Holder by its acceptance covenants that this Warrant is, and the stock to be acquired upon exercise of this Warrant will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulations.

      8. Adjustments. The Exercise Price and the number of Warrant Shares are subject to adjustment as follows:

      (a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon valid exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 8. The foregoing provisions of this Section 8(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 8. No adjustment shall be made pursuant to this Section 8(b), upon any conversion or redemption of the Common Stock which is the subject of Section 8(a).

      (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

      (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (excluding cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (excluding cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 8.

      (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company shall compute such adjustment or readjustment in accordance with the terms hereof and notify each Holder of this Warrant of such adjustment or readjustment. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

      9. Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Company, at First Ipswich Bancorp, 31 Market Street, Ipswich, Massachusetts 01938, Attention: President, facsimile (978) 356-5937 and to the Holder at the last known address appearing on the books of the Company maintained for that purpose. Notices shall be deemed to have been given on the date of mailing or fax, except notices of change of address, which shall be deemed to have been given when received.

      10. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of law.

      IN WITNESS WHEREOF, First Ipswich Bancorp has caused this Warrant to be executed by its duly authorized officer this __ day of January 2007.


FIRST IPSWICH BANCORP

By: _________________________________
    Its:


HOLDER

By: _________________________________

Printed Name: _______________________